UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2005

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On January 6, 2005, GMH Communities Trust (the “Trust”), through its subsidiary, College Park Investments, LLC, completed the acquisition of two student housing properties, referred to as WillowTree Apartments and WillowTree Towers, located in Ann Arbor, Michigan, for an aggregate purchase price of approximately $33.0 million.  WillowTree Apartments, a 312 unit/572 bed student housing property, and WillowTree Towers, a 163 unit/283 bed student housing property, serve the University of Michigan and are located across from the University’s North Campus.  The properties were acquired from WillowTree I Properties, LTD, and WillowTree II Properties, LTD, each a Texas limited partnership. A press release, previously disseminated by the Trust and announcing the acquisition, is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

In accordance with Rule 3-14 under Regulation S-X, and as referenced by Item 9.01(a) of Form 8-K, the Trust is required to furnish certain financial statements relating to the acquisition referenced in Item 2.01 of this Form 8-K. Such financial statements will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than March 24, 2005 (71 days after the date that this initial report on Form 8-K must be filed).

(b) Pro Forma Financial Information.

As referenced by Item 9.01(b) of Form 8-K, the Trust will furnish any pro forma financial information required in accordance with Article 11 under Regulation S-X. Such pro forma information will be furnished as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 9.01(a)(4) of Form 8-K, not later than March 24, 2005 (71 days after the date that this initial report on Form 8-K must be filed).

(c) Exhibits.

Exhibit No.	Document Name

99.1	Press Release, dated January 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2005

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Senior Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Document Name

99.1	Press Release, dated January 6, 2005.